                               BECTON, DICKINSON AND COMPANY          Exhibit 11
                               COMPUTATION OF EARNINGS PER SHARE
                           (All amounts in thousands, except per share data)

                                                                                    Nine Months Ended
                                                                                         June 30,
                                                                               --------------------------
             PRIMARY EARNINGS PER SHARE                                           1994           1993 *
             --------------------------                                        -----------    -----------
Net Income:
   Income before cumulative effect
         of accounting changes                                                 $   140,863    $   136,400
   Less preferred stock dividends                                                   (2,795)        (2,856)
                                                                               -----------    -----------
   Income before cumulative effect of
     accounting changes applicable to common stock                                 138,068        133,544

   Cumulative effect of accounting changes, net of taxes                                 -       (141,057)
                                                                               -----------    -----------
   Net income(loss) applicable to common stock                                 $   138,068    $    (7,513)
                                                                               ===========    ===========

Shares:
   Average shares outstanding                                                       72,658         76,053
   Add dilutive stock equivalents from stock plans                                     990          1,175
                                                                               -----------    -----------
   Weighted average number of common and common
     equivalent shares outstanding during the year                                  73,648         77,228
                                                                               ===========    ===========

Earnings per share:
  Income before cumulative effect
      of accounting changes                                                    $      1.87    $      1.73

   Cumulative effect of accounting changes, net of taxes                                 -          (1.83)
                                                                               -----------    -----------
  Net income(loss)                                                             $      1.87    $      (.10)
                                                                               ===========    ===========

             FULLY DILUTED EARNINGS PER SHARE**
             ----------------------------------
Net Income:
   Income before cumulative effect of accounting
         changes applicable to common stock                                    $   138,068    $   133,544
   Add preferred stock dividends
       using the "if converted" method                                               2,795          2,856
   Less additional ESOP contribution,using
       the "if converted" method                                                    (1,159)        (1,241)
                                                                               -----------    -----------
   Income before cumulative effect of accounting
    changes for fully diluted earnings per share                               $   139,704    $   135,159

   Cumulative effect of accounting changes, net of taxes                                 -       (141,057)
                                                                               -----------    -----------
   Net income(loss) for fully diluted earnings per share                       $   139,704    $    (5,898)
                                                                               ===========    ===========

Shares:
   Average shares outstanding                                                       72,658         76,053
   Add:
    Dilutive stock equivalents from stock plans                                      1,369          1,374
    Shares issuable upon conversion
        of preferred stock                                                           1,538          1,582
                                                                               -----------    -----------
  Weighted average number of common shares used
     in calculating fully diluted earnings per share                                75,565         79,009
                                                                               ===========    ===========

Fully diluted earnings per share:

  Income before
    cumulative effect of accounting changes                                    $      1.85    $      1.71

  Cumulative effect of accounting changes, net of taxes                                  -          (1.78)
                                                                               -----------    -----------
  Net income(loss)                                                             $      1.85    $      (.07)
                                                                               ===========    ===========

* Restated to reflect adoption of SFAS Nos. 106, 109 and 112 in the fourth quarter of fiscal 1993 retroactive to October 1, 1992.

** Excluding the assumed conversion of preferred shares in 1993 would yield the following results:
   Income before cumulative effect of accounting changes: $1.73;
   Cumulative effect of accounting changes, net of taxes: ($1.83); and Net loss: ($.10).

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